January 11, 2001


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Provident Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York on February 21, 2001, at 10:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of three directors and the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2001. For the reasons set forth in the Proxy Statement, the Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ George Strayton


George Strayton
President and Chief Executive Officer

                             Provident Bancorp, Inc.
                               400 Rella Boulevard
                           Montebello, New York 10901
                                 (845) 369-8040

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On February 21, 2001

         Notice is hereby given that the Annual Meeting of Stockholders of Provident Bancorp, Inc. (the "Company") will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 21, 2001 at 10:00 a.m., local time.

         A Proxy Card and Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       the election of three Directors to the Board of Directors;
         2. the ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending
                  September 30, 2001; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 29, 2000 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                             By Order of the Board of Directors


                                             /s/ Carol Benoist

                                             Carol Benoist
                                             Secretary
Montebello, New York
January 11, 2001


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                             Provident Bancorp, Inc.
                               400 Rella Boulevard
                           Montebello, New York 10901
                                 (845) 369-8040


                         ANNUAL MEETING OF STOCKHOLDERS
                                February 21, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Provident Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 21, 2001, at 10:00 a.m., local time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 11, 2001.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above. The presence at the Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Holders of record of the Company's common stock, par value $0.10 per share (the "Common Stock"), as of the close of business on December 29, 2000 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 8,077,800 shares of Common Stock issued and outstanding, of which 4,416,000 were held by Provident Bancorp, MHC (the " Mutual Holding Company"), the Company's parent mutual holding company. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.
Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes present at the Meeting in person or by proxy is required for approval of the ratification of KPMG LLP as the Company's independent auditors. Shares as to which the "Abstain" box has been selected on the proxy card will count as shares represented and entitled to vote and will be treated as votes "Against" the proposal.

         Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of November 30, 2000, the shares of Common Stock beneficially owned by Executive Officers and Directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                        Amount of Shares
                                        Owned and Nature      Percent of Shares
         Name and Address of              of Beneficial        of Common Stock
          Beneficial Owners               Ownership(2)         Outstanding(3)

Provident Bancorp, MHC                      4,416,000               54.7%
400 Rella Boulevard
Montebello, New York 10901

Provident Bancorp, MHC                      4,932,242               61.1%
  and all Directors and Executive
  Officers as a Group (16 persons)(1)

BL Advisers, Inc.                             498,375                6.2%
Barry Lewis
Barbara Lewis
177 S. Mountain Road
New City, New York 10956(4)

(1) The Company's executive officers and directors are also executive officers and directors of the Mutual Holding Company.
(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(3) As of November 30, 2000, the Company had 8,077,800 shares of Common Stock outstanding. (4) Based on a joint Schedule 13G filed with the SEC on January 3, 2001.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Company's Board of Directors is currently composed of 11 members. The Company's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three Directors will be elected at the Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as Directors for three-year terms William F. Helmer, William R. Sichol, Jr. and F. Gary Zeh.

         The table below sets forth certain information, as of November 30, 2000, regarding current members of the Company's Board of Directors and Executive Officers who are not Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominees were selected.


                                                                                                     Shares
                          Position(s) Held With                            Director     Current   Beneficially  Percent of
         Name                  the Company                      Age        Since(1)  Term Expires    Owned        Class
----------------------   ----------------------               -------     ---------  ------------ -----------  -----------

                                    NOMINEES
William F. Helmer         Chairman of the Board                 66           1974        2001       62,784(2)        *
William R. Sichol, Jr.          Director                        60           1990        2001       39,553(3)        *
F. Gary Zeh                     Director                        62           1979        2001       47,984(3)        *

                            OTHER BOARD MEMBERS

George Strayton          President, Chief Executive             57           1991        2002       92,362(4)      1.1%
                           Officer and Director
Dennis L. Coyle               Vice Chairman                     64           1984        2002       72,983(2)        *
Wilbur C. Ward                  Director                        74           1990        2002       15,484(3)        *
Burt Steinberg                  Director                        55           2000        2002       10,984(5)        *
Judith Hershaft                 Director                        60           2000        2003        4,184(5)        *
Thomas F. Jauntig, Jr.          Director                        56           2000        2003        3,484(5)        *
Donald T. McNelis               Director                        67           1987        2003       27,259(3)        *
Richard A. Nozell               Director                        67           1990        2003       15,910(3)        *

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Daniel G. Rothstein      Executive Vice President,              53            N/A         N/A       38,689(6)        *
                          Chief Credit Officer
                         and Regulatory Counsel
Robert J. Sansky         Executive Vice President               53            N/A         N/A       31,622(7)        *
                         and Director of Human
                         Resources
Katherine A. Dering      Senior Vice President and              52            N/A         N/A       22,164(8)        *
                         Chief Financial Officer
Stephen G. Dormer        Senior Vice President and              50            N/A         N/A       16,727(8)        *
                         Director of Business Activity
John F. Fitzpatrick      Senior Vice President and              48            N/A         N/A       14,069(8)        *
                         Director of Support Services

*   Less than 1%
(1) Reflects initial appointment to the Board of Directors of Provident Bank (the "Bank") or its predecessors.
(2) Includes 4,479 shares of Common Stock granted pursuant to the Bank's 2000 Recognition and Retention Plan (the "Recognition Plan") over which the individual has voting power, and 2,200 shares which the individual has the right to acquire pursuant to stock options within 60 days of November 30, 2000.
(3) Includes 4,480 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 2,200 shares which the individual has the right to acquire pursuant to stock options within 60 days of November 30, 2000.
(4) Includes 29,866 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 18,000shares which can be acquired pursuant to stock options within 60 days of November 30, 2000.
(5) Includes 2,200 shares which can be acquired pursuant to stock options within 60 days of November 30, 2000.
(6) Includes 13,141 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 4,040 shares which can be acquired pursuant to stock options within 60 days of November 30, 2000.
(7) Includes 11,947 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 3,640 shares which can be acquired pursuant to stock options within 60 days of November 30, 2000.
(8) Includes 9,557 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 3,091 shares which can be acquired pursuant to stock options within 60 days of November 30, 2000.

         The business experience for the past five years for each of the Company's Directors and Executive Officers is as follows:

         William F. Helmer has served as the Chairman of the Board of Directors of Provident Bank (the "Bank") since 1994 and Chairman of the Board of the Company since its formation in 1999, and is the President of Helmer-Cronin Construction, Inc., a construction company.

         William R. Sichol, Jr. is a principal of Sichol & Hicks, P.C., a private law firm.

         F. Gary Zeh is the President of Haverstraw Transit Inc., a bus contracting company, and President of Quality Bus Sales and Service, Inc.

         George Strayton has been employed by the Bank since 1982, was named President and Chief Executive Officer of the Bank in 1986, and has served as President and Chief Executive Officer of the Company since its formation in 1999.

         Dennis L. Coyle has served as Vice Chairman of the Board of Directors of the Bank since 1994 and Vice Chairman of the Board of the Company since its formation in 1999. Mr. Coyle is the owner of the Coyle Insurance Agency, Inc., the owner and President of Denlo Realty Corp. and the owner of Dennis L. Coyle Rental Properties.

         Wilbur C. Ward is currently retired. Prior to his retirement, Mr. Ward was the President of Ward Bulldozers.

         Burt Steinberg is the President and Chief Operating Officer of The Dress Barn, Inc., a woman's specialty store retailer.

         Judith Hershaft is the Chief Executive Officer of Innovative Plastics Corp., a manufacturer of custom plastic products. She is also the Chairman of Greenway Plastics and Innovative Plastics.

         Thomas F. Jauntig, Jr., is a partner in Korn, Rosenbaum, Phillips & Jauntig LLP, CPAs.

         Dr. Donald T. McNelis served as President of St. Thomas Aquinas College in Sparkill, New York from 1974 until his retirement in 1995.

         Richard A. Nozell is the owner of Richard Nozell Building Construction, and serves as a general building contractor.

         Daniel G. Rothstein has been employed by the Bank since 1983, and was named Executive Vice President of the Bank in 1989. Mr. Rothstein has served as the Bank's Chief Credit Officer and Regulatory Counsel since 1996.

         Robert J. Sansky has been employed by the Bank since 1985, and was named Executive Vice President in 1989. Mr. Sansky has served as the Bank's Director of Human Resources since 1995.

         Katherine A. Dering has served as the Bank's Chief Financial Officer since 1994.

         Stephen G. Dormer has served as Senior Vice President and Director of Business Development of the Bank since 1996, and was previously Senior Vice President and Manager of the Bank's Commercial Loan Department from 1994 until 1996.

         John F. Fitzpatrick has been employed by the Bank since 1986, and was named Senior Vice President and Director of Support Services in 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

         The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. The Executive Officers and Directors of the Company and beneficial owners of greater than 10% of the outstanding shares of Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4 or 5 as required. Director Judith Hershaft filed a Form 5 in October to report a transaction that should have been reported on Form 4. Based on the Company's review of ownership reports, no other

Executive Officer, Director or 10% beneficial owner of the Company failed to file ownership reports as required for the year ended September 30, 2000.

Meetings and Committees of the Board of Directors

         The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. The standing committees consist of the Executive and Audit Committees. The full Board of Directors acts as Nominating Committee for the Company. During the fiscal year ended September 30, 2000, the Board of Directors met at 10 regular meetings and no special meetings. No member of the Board or any committee thereof attended less than 75% of said meetings.

         The Executive Committee consists of Chairman Helmer, President, Chief Executive Officer and Director Strayton, and Directors Coyle, McNelis and Sichol. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors. The Executive Committee met seven times during the fiscal year ended September 30, 2000.

         The Audit Committee consists of Directors Nozell, who serves as Chairman, Jauntig and Ward. This committee meets with the internal auditor to review audit programs and the results of audits of specific areas. In addition, the Audit Committee meets with the independent auditors to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is attached to this proxy statement as Exhibit A. The Audit Committee met six times during the fiscal year ended September 30, 2000.

Audit Committee Report

         In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended September 30, 2000;

        o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

        o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

              This report has been provided by the Audit Committee:

                                    Richard A. Nozell
                                    Thomas F. Jaunting, Jr.
                                    Wilbur C. Ward

Stock Performance Graph

         Set forth below is a stock performance graph comparing the yearly total return on the Company's Common Stock commencing with the closing price on January 8, 1999, the first day the Common Stock was publicly traded, with (a) the cumulative total return on stocks included in the Nasdaq Composite Index, and (b) the cumulative total return on stocks included in the SNL Mid-Atlantic Thrift Index.

         There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.



[GRAPHIC OMITTED]




------------------------------------- -----------------------------------------------------------------------------
                                          1/8/99         3/31/99         9/30/99         3/31/00        9/30/00
------------------------------------- --------------  -------------- --------------- --------------- --------------
|X| Provident Bancorp, Inc.               100.00          89.58          107.87          127.83          132.18
o Nasdaq Composite Index                  100.00          104.90         117.60          195.07          156.13
|X| SNL Mid-Atlantic Thrift Index         100.00          92.38           81.91           74.80          90.23


Compensation Committee Interlocks and Insider Participation

         The Company does not independently compensate its executive officers, directors, or employees. The Human Resources Committee of the Bank retains the principal responsibility for the compensation of the officers, Directors and employees of the Bank, including the benefits they receive. The Human Resources Committee consists of Directors Zeh (who serves as Chairman), Helmer, McNelis, Nozell and Strayton. Mr. Strayton is also the President and Chief Executive Officer of the Company and the Bank. Mr. Strayton offers input and advice as to executive compensation affecting members of the senior management team other than himself. Compensation decisions and recommendations made as to Mr. Strayton are made without the participation of Mr. Strayton, who recuses himself from any such discussions.

         During the fiscal year ended September 30, 2000, the Company had no "interlocking" relationships in which (1) any Executive Officer is a member of the Board of Directors of another entity, one of whose executive officers is a member of the Company's Board of Directors, or (2) any Executive Officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Company's Board of Directors.

Report of the Compensation Committee

         Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Human Resources Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

         The executive compensation program of the Bank is designed to attract and retain experienced, motivated and productive officers who will help the Bank reach its strategic and financial objectives. The compensation program is made up of base salary, short and long-term incentive compensation, and benefits. The following is a discussion of each component of the compensation program:

o Base Salary. Salaries paid to executives are designed to be competitive with other financial institutions of similar size and locations. Salaries are paid for performance and the successful completion of job description responsibilities and accompanying standards.

o Incentive Compensation. The Bank provides short-term cash incentive opportunities (the "Management Incentive Program") for operating plan completion, return to the Bank from the operating plans and Bank profitability. The Bank also offers long-term incentives in the form of stock options awarded under the Provident Bank 2000 Stock Option Plan, (the "Stock Option Plan") and restricted stock awarded under the Provident Bank 2000 Recognition and Retention Plan (the "Recognition Plan").

o Benefits. The Bank sponsors a variety of benefit plans, including the Provident Bank Employee Stock Ownership Plan (the "ESOP"), a 401(k) plan, the Provident Bank Defined Benefit Pension Plan, and for certain senior executives, a supplemental executive retirement plan. Both the ESOP and the 401(k) plan promote equity ownership in the Company and the Bank by investment in Common Stock.

         The Human Resources Committee of the Board of Directors is responsible for the performance review of the Chief Executive Officer, who in turn reviews each member of senior management. Compensation strategy is tied to performance, productivity, operating results and market competitiveness. Incentive compensation for officers is based upon completion of operating plans, their degree of difficulty, return to the Bank, and Bank profitability. The Human Resources Committee reviews officer salaries and other aspects of executive compensation annually. The committee reviews compensation levels for competitiveness and reasonableness as compared to industry peers and competitors from information gathered by external consultants.

         Compensation for the Chief Executive Officer is comprised of base salary, incentives and benefits. The Chief Executive Officer's base salary is determined by individual performance, competitive salaries, successful accomplishment of strategic goals and Bank profitability. The Bank's short-term incentive plan provides goals for targeted returns of Bank profitability. Based on the Bank's overall earnings, the Chief Executive Officer's short-term incentive compensation for 2000 was equal to approximately 45% of his then-existing base salary. Long-term incentives have been provided in the form of awards of stock options and restricted stock.

         This report has been provided by the Human Resources Committee:

                                    F. Gary Zeh               Richard A. Nozell
                                    William F. Helmer         George Strayton
                                    Donald T. McNelis

Executive Compensation

         Summary Compensation Table. The following table sets forth for the years ended September 30, 2000 and 1999, certain information as to the total remuneration paid by the Company to the Chief Executive Officer of the Company, and the other four most highly compensated Executive Officers of the Company at September 30, 2000 who received total annual compensation in excess of $100,000 (together, "Named Executive Officers").

                                Annual Compensation                        Long-Term Compensation
                                                                   Awards                     Payouts
                                                              Other
                             Year                            Annual         Restricted       Options/                All Other
          Name and           Ended                          Compensation      Stock            SARS        LTIP     Compensation
     Principal Position      9/30      Salary      Bonus       (1)           Awards(2)         (#)        Payouts       (3)
-------------------------  ---------  ---------  ---------  ---------      --------------- -----------   ---------  -------------

George Strayton, President,  2000     $ 326,209  $ 120,000    --              $754,688        90,000      $    --      $32,831
Chief Executive Officer      1999       291,231    123,300    --                    --            --       68,500       17,933
and Director                 1998       258,954    117,900    --                    --            --       13,100       33,349

Daniel G. Rothstein,         2000     $ 171,385  $  58,100    --              $332,063        20,200      $    --      $15,732
Executive Vice President,    1999       164,592     59,963    --                    --            --       39,975       12,981
Chief Credit Officer         1998       158,250     57,525    --                    --            --        7,670       17,247
and Regulatory Counsel

Robert J. Sansky             2000     $ 155,815  $  52,745    --              $301,875        18,200      $    --      $15,279
Executive Vice President and 1999       149,316     54,263    --                    --            --       36,175       12,767
Director of Human Resources  1998       142,974     51,713    --                    --            --        6,895       16,613

Stephen G. Dormer            2000     $ 139,365  $  47,145    --              $241,500        16,200      $    --      $ 7,443
Senior Vice President and    1999       133,385     48,375    --                    --            --       32,250        5,754
Director of Business Activity1998       127,908     42,865    --                    --            --        6,235        9,003

Katherine A. Dering          2000     $ 139,035  $  46,760    --              $241,500        16,200      $    --      $ 7,332
Senior Vice President and    1999       132,193     47,813    --                    --            --       31,875        5,606
Chief Financial Officer      1998       126,107     44,813    --                    --            --        5,975        9,195

(1) The Bank provides certain members of senior management with certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer. The value of such personal benefits is not included in this table.
(2)  Represents  the  fair  market  value  of  shares  granted  pursuant  to the
     Recognition Plan. Messrs. Strayton, Rothstein, Sansky and Dormer and Ms. Dering were awarded 48,300, 21,252, 19,320 15,456 and 15,456 shares of restricted stock, respectively, which vest in five equal annual installments commencing September 2000. Dividends are paid on the restricted stock and participants can vote the restricted stock to the extent shares have vested or are available for issuance pursuant to the Recognition Plan.
(3) Includes employer contributions to a 401(k) Plan on behalf of Named Executive Officers, as well as the payment of premiums for life insurance policies.

         Employment Agreements. In January 1996, the Bank entered into an employment agreement with George Strayton, the President and Chief Executive Officer of the Bank, which agreement was amended in 1998. On each day during the term of the agreement, the term of the agreement automatically renews so that the agreement shall continually be for a three-year term unless notice of non-renewal is provided at least 60 days prior to the anniversary date of the agreement. In the event that notice of non-renewal is given, the agreement will expire at the end of its then three-year term. Under the agreement, Mr. Strayton will be paid $350,000 (the current annual rate of salary). For each calendar year beginning after a change in control (as defined in the agreement) of the Bank or Company, Mr. Strayton's annual salary will be increased by a formula set forth in the agreement. In addition to his annual salary, Mr. Strayton is entitled to participate in all tax-qualified plans and other incentive programs of the Bank, and the Bank's group life, health, dental and disability plans.

         In the event the Bank terminates Mr. Strayton's employment for any reason other than for cause (as defined in the agreement), in the event of his voluntary resignation within one year following a demotion in title or duties or a change in control of the Bank or the Company, or in the event of termination of his employment due to total and permanent disability, then Mr. Strayton will be entitled to certain benefits payable by the Bank. These benefits include his earned but unpaid salary, continuation of his life, health and disability insurance benefits for the remaining unexpired employment period under the agreement, and continued health coverage for Mr. Strayton and his spouse for their remaining lifetimes. Mr. Strayton will also be entitled to certain lump sum payments, such as the present value of any salary and director's fees that he would have earned for the remaining unexpired employment period under the agreement, although Mr. Strayton does not currently receive director's fees. Within 60 days of termination of his employment, Mr. Strayton will also be entitled to payments relating to the Bank's defined benefit pension plan, 401(k) Plan, ESOP and Supplemental Executive Retirement Plan. Mr. Strayton will also be entitled to immediate vesting of any unearned options or shares of restricted stock awarded to him under any stock benefit plan maintained by the Company, and the payments that would have been made to him under all incentive compensation plans and programs adopted by the Bank, including the Management Incentive Program. In the event that the Bank gives Mr. Strayton a notice of non-renewal, or if the Bank does not extend the employment period at least 60 days prior to any renewal date set forth under the agreement, Mr. Strayton may resign from the Bank at any time and will receive a lump sum cash benefit within 30 days equal to the amounts set forth above. Also, in such event the Bank will provide the life and health insurance benefits set forth above. In the event that Mr. Strayton becomes subject to an excise tax on payments made under the agreement in connection with a change in control, Mr. Strayton will be reimbursed an amount determined pursuant to a formula set forth in the agreement for payment of such excise taxes by the Bank, so long as during the six- month period prior to such change in control the Bank was in compliance with all applicable minimum regulatory capital requirements. For a period of one year following the date of his termination with the Bank for reasons other than for cause, the agreement provides that Mr. Strayton shall not compete with the Bank.

         In connection with its conversion to a stock bank, the Bank entered into employment agreements with five other officers, including Messrs. Rothstein, Sansky, Dormer, and Ms. Dering. The employment agreements are for terms of up to two years and renew on a daily basis so that the remaining term under the agreements is for up to two years unless notice of non-renewal is given. Each Executive Officer covered by an employment agreement receives an annual rate of salary, as specified in the employment agreement, and will be entitled to participate in all tax-qualified plans and other incentive programs of the Bank, and any group life, health, and disability plans maintained by the Bank from time to time. The employment agreements for the five other officers are substantially similar to the agreement with Mr. Strayton except that the health coverage for the remaining officers does not continue for their lifetimes.

         Stock Option Plan. During the fiscal year ended September 30, 2000, the Bank adopted, and the Company's stockholders approved, the Stock Option Plan. Pursuant to the Stock Option Plan, options to purchase 11,000 shares of Common Stock were each granted to non-employee Directors Coyle, Helmer, Hershaft, Jauntig, McNelis, Nozell, Sichol, Steinberg, Ward and Zeh, at an exercise price of $15.50 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the number of shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The stock options granted vest at the rate of 20% per year, commencing February 22, 2000. To the extent described below, the awards include an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of Limited Rights will be in cash, or in the event of a change in control in which pooling-of-interests accounting treatment is a condition to the transaction, for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. Limited Rights have been granted to employees only. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has delivered. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

         Set forth in the table that follows is information relating to options granted under the stock option plan to the Named Executive Officers during the fiscal year ended September 30, 2000.


                                              OPTION GRANTS IN LAST FISCAL YEAR
=============================================================================================================================
                                                      Individual Grants
                                Percent of Total
                                                  Options Granted     Exercise or                    Grant Date Present
                                                  to Employees in        Base        Expiration          Value (2)
           Name               Options Granted         FY 2000          Price(1)         Date
George Strayton                   90,000               34.2%            $15.50        2/22/10             $531,000
---------------------------  -----------------  -------------------  ------------- -------------- ------------------------
Daniel G. Rothstein               20,200               7.7%             $15.50        2/22/10             $119,180
---------------------------  -----------------  -------------------  ------------- -------------- ------------------------
Robert J. Sansky                  18,200               6.9%             $15.50        2/22/10             $107,380
---------------------------  -----------------  -------------------  ------------- -------------- ------------------------
Stephen G. Dormer                 16,200               6.2%             $15.50        2/22/10             $95,580
---------------------------  -----------------  -------------------  ------------- -------------- ------------------------
Katherine A. Dering               16,200               6.2%             $15.50        2/22/10             $95,580
===========================  =================  ===================  ============= ============== ========================

(1) The exercise price of the options is equal to the fair market value of the underlying shares on the date of the award. The award included an equal number of Reload Options, Limited Rights and Dividend Equivalent Rights, the terms of which are as described above.
(2) Based on a grant date present value of $5.90 per share derived using the Black-Scholes option pricing model with the following assumptions: volatility of 22%; risk free rate of return of 6.6%; dividend yield of 1%; and an eight-year option life.

         Set forth below is certain information concerning options outstanding to the Named Executive Officers at September 30, 2000, and the options exercised by the Named Executive Officers during 2000.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
=========================================================================================================================

                                                                     Number of Unexercised      Value of Unexercised In-
                                                                           Options at             The-Money Options at
                              Shares Acquired         Value                 Year-End                  Year-End (1)
           Name                Upon Exercise        Realized
                                                                   Exercisable/Unexercisable   Exercisable/Unexercisable
                                                                              (#)                         ($)
George Strayton                     --                 --               18,000 / 72,000              2,250 / 9,000
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Daniel G. Rothstein                 --                 --                4,040 / 16,160               505 / 2,020
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Robert J. Sansky                    --                 --                3,640 / 14,560               455 / 1,820
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Stephen G. Dormer                   --                 --                3,240 / 12,960               405 / 1,620
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Katherine A. Dering                 --                 --                3,240 / 12,960               405 / 1,620
===========================  =================  =================  ==========================  ==========================

(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on September 30, 2000, at which date the last trade price of the Common Stock as quoted on the Nasdaq National Market was $15.625.

         Supplemental Executive Retirement Plan. The Bank maintains a non-qualified supplemental executive retirement plan ("SERP") to compensate executives whose benefits under the Bank's tax-qualified benefit plans are limited by the Internal Revenue Code of 1986, as amended (the "Code," and, such limitations, the "Applicable Limitations"). The SERP provides executives with retirement benefits generally equal to the difference between (i) the annual benefit the executive would have received under the Bank's Retirement Plan if such benefits were computed without giving effect to the limitations on benefits imposed by the Code, and (ii) the amounts actually payable to the executive under the terms of the Retirement Plan. In addition, the executive is entitled to a 401(k) benefit under the SERP equal to the product of (i) Bank contributions that could not be credited to his or her account in the 401(k) Plan due to the Applicable Limitations plus an earnings factor, and (ii) his or her vested percentage in the 401(k) Plan. The SERP was amended in connection with the adoption of the ESOP so that an executive who does not receive the maximum contribution under the ESOP due to one of the Applicable Limitations will be entitled to an ESOP benefit under the SERP, credited in units of the Company's Common Stock, equal to the difference between the fair market value of the number of shares of Common Stock of the Company that would have been allocated to the account of the executive under the ESOP had the limitations under the Code not been applicable, and the fair market value of the number of shares of Common Stock actually allocated to the account of the executive. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of the Bank; however, the Bank has established a trust to ensure that sufficient assets will be available to pay the benefits under the SERP. The trust is entitled to purchase Common Stock to fund the ESOP benefit under the SERP.

         As of October 1, 1999, Mr. Strayton had accrued an annual benefit of $32,784 under the Retirement Plan portion of the SERP, which would be payable upon his reaching age 65. Benefits available to all Named Executive Officers under the 401(k) portion of the SERP are included in "--Summary Compensation Table," above.

         Defined  Benefit  Pension Plan.  The Bank  maintains the Provident Bank
Defined Benefit Pension Plan (the "Retirement Plan") which is a qualified, tax-exempt defined benefit plan. Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to accrue benefits under the Retirement Plan. The Bank contributes each year, if necessary, an amount to the Retirement Plan at least equal to the actuarially determined minimum funding requirements in accordance with ERISA. For the plan year ended September 30, 2000, a contribution of approximately $600,000 was made to the Retirement Plan. At September 30, 2000, the total market value of the Retirement Plan trust fund assets was approximately $7.5 million.

         In the event of retirement at normal retirement age (i.e., the later of age 65 or the 5th anniversary of participation in the Retirement Plan), the plan provides a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) a joint and 100% survivor annuity, a joint and 75% survivor annuity, a different form of annuity, or installments payable over a period of not more than the life of the participant (and spouse, if applicable). Payment may be made in a lump sum in cash, provided the participant has completed 20 years of service and attained age 55 or has attained normal retirement age. All forms in which a participant's benefit may be paid will be actuarially equivalent to the single life annuity. The monthly retirement benefit provided is an amount equal to the greater of a participant's frozen accrued benefit (as provided for in the Retirement Plan) or 1.6% of a participant's average monthly compensation, multiplied by the participant's years of service (up to a maximum of 35 years) plus 0.5% of the participant's average monthly compensation in excess of one-twelfth of the participant's Covered Compensation (as defined in the Retirement Plan) multiplied by the participant's months of service (up to a maximum of 35 years), computed to the nearest dollar. Retirement benefits are also payable upon retirement due to early and late retirement or death and disability. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 10 years of vested service with the Bank. No reduction in benefit will occur as a result of special early retirement on or after age 62 and the completion of 20 years of vested service, if payment is made at the time of retirement. Upon termination of employment other than as specified above, a participant who has five years of vested service is eligible to receive his or her accrued benefit commencing on such participant's retirement date, death or disability.

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2000, expressed in the form of a single life annuity for the average monthly salary and benefit service classifications specified below.

        Average
        Monthly             Years of Service and Annual Benefit Payable at Retirement
                         ---------------------------------------------------------------
     Compensation            15           20            25           30           35
     ------------        -----------  -----------  -----------  -----------  -----------
        $4,167           $    13,416  $    17,892  $    22,356  $    26,832  $    31,306
         6,250                21,288       28,392       35,484       42,576       49,678
         8,333                29,160       38,880       48,612       58,332       68,050
        10,417                37,044       49,392       61,740       74,088       86,431
 $13,333 and above(1)         48,060       64,080       80,112       96,132      112,150

(1) Reflects the maximum benefit payable under the Retirement Plan due to tax law limits.

         As of September 30, 2000, Messrs. Strayton, Rothstein, Sansky, and Dormer, and Ms. Dering had 18, 18, 15, 6 and 6 years, respectively, of credited service (i.e., benefit service) under the Retirement Plan.

Compensation of Directors

         Fees. Directors of the Bank receive an annual retainer fee of $12,000, except for Chairman Helmer, who receives a retainer fee of $64,800. Directors also receive a fee of $700 per Board meeting attended and $400 per committee meeting attended. The Chairman of each committee receives an additional $2,000 per year. Directors who are also employees of the Bank are not eligible to receive any fees for their service as a Director.

         Deferred Compensation Agreements. The Bank has entered into nonqualified deferred compensation agreements ("DCA") for the benefit of all of the Bank's Directors. The DCAs comprise a non-qualified deferred compensation plan into which a non-employee director can defer up to 100% of his or her board fees earned during the calendar year. When a Director reaches the mandatory retirement age, the Director's account will be paid to him or her in generally equal quarterly installments beginning on the first day of the first calendar quarter after the Director becomes entitled to such payments and continuing for five years. A Director may elect to receive distributions from the plan prior to the Director's mandatory retirement age, and such distributions may be paid over a longer period of time. In the event of the Director's death, the balance of the Director's account will be paid to the Director's designated beneficiary in the first calendar quarter after death. A Director may also request a distribution from his or her account in the event the Director suffers a hardship, such as a sudden or unexpected illness or accident, affecting the Director, his beneficiary, or family member. Whether to grant a hardship distribution is within the sole discretion of the Board. All obligations arising under the DCAs are payable from the general assets of the Bank; however, the Bank has established a trust to ensure that sufficient assets will be available to pay the benefits under the DCAs. All record keeping, distributions and investments are accomplished through a trustee that maintains complete control over all deferred balances.

         Recognition and Retention Plan. During the fiscal year ended September 30, 2000, the Bank adopted, and the Company's stockholders approved, the Provident Bank 2000 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to the Recognition Plan, 7,245 shares of stock were each awarded to non-employee Directors Coyle, Helmer, McNelis, Nozell, Sichol, Ward and Zeh. Awards vest in five equal annual installments commencing September 2000. Dividends are paid on the restricted stock and participants can vote the restricted stock to the extent shares have vested or are available for issuance pursuant to the Recognition Plan

Transactions With Certain Related Persons

         No Directors, Executive Officers or immediate family members of such individuals were engaged in transactions with the Company or any subsidiary involving more than $60,000 (other than through a loan) during the fiscal year ended September 30, 2000. In addition, during the fiscal year ended September 30, 2000, no Directors, Executive Officers or immediate family members of such individuals were involved in loans from the Company or the Bank involving more than $60,000 which had not been made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        PROPOSAL II--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------


         The Board of Directors of the Company has approved the engagement of KPMG LLP to be the Company's independent auditors for the 2001 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the Company's fiscal year ending September 30, 2001. A representative of KPMG LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

         In order to ratify the selection of KPMG LLP as the independent auditors for the 2001 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of KPMG LLP as independent auditors for the 2001 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 400 Rella Boulevard, Montebello, New York 10901, no later than September 14, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

         Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 5 days in advance of such meeting, subject to certain exceptions) by the Secretary of the Company.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------


         The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO ROBERTA LENETT, VICE PRESIDENT, SHAREHOLDER RELATIONS, 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK OR CALL (845) 369-8082.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Carol Benoist


                                              Carol Benoist
                                              Secretary
Montebello, New York
January 11, 2001

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

Organization and Membership

         There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The members of the committee should exhibit basic financial literacy, or should gain such literacy within a reasonable time after appointment, to allow the members to discharge their responsibilities hereunder. Financial literacy is signified by the ability to read and understand fundamental financial statements.
Furthermore, at least one member of the committee should have financial expertise, signified by past experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities.

Statement of Policy

         The Audit Committee shall provide assistance to corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between and among the directors, management, the independent auditors and the internal auditors. The Audit Committee shall meet four times per year, or more frequently as circumstances warrant.

Duties of the Audit Committee

         The duties of the Audit Committee consist of the following:

a.       Overseeing the internal audit function, including but not limited to:

         1. reviewing and approving the audit plan, which shall include all appropriate control and compliance matters;

         2. reviewing reports of internal auditors as well as management's response;

         3.       monitoring adherence to the audit plan;

         4.       monitoring corrective action taken by management;

         5. reviewing reports issued pursuant to the Bank's Internal Loan Review policies and monitoring corrective action;

         6. monitoring corrective actions resulting from examination reports or external audit reports; and

         7. reviewing the policies adopted by the Board of Directors governing the Internal Audit Department and recommending modifications thereof if indicated.

b. Recommending to the board the engagement of the independent auditor after consideration of: the nature and quality of audit services rendered or to be rendered; the nature of and compensation for non-audit services rendered or contracted for; the effect, if any, of any non-audit activities or relationships that may bear on the objectivity or independence of the independent auditor; and any other relevant factors.

c. Reviewing with management and the independent auditor the scope of services required by the audit, significant accounting policies, and audit conclusions regarding significant accounting estimates.

d. Reviewing with management and the independent auditor their assessments of the adequacy of internal controls and the resolution of identified material weaknesses and reportable conditions in internal controls, if any, including the prevention or detection of management override or compromise of the internal control structure.

e. Reviewing with management the institution's compliance with laws and regulations.

f. Discussing with management both the selection and termination of the independent auditor and any significant disagreements between the independent auditor and management.

g. Taking other action, independent of management, whenever appropriate.

h. Through its chairman, or in the absence of the chairman another designated member, reviewing interim financial data and discussing with the Chief Financial Officer (or other appropriate officer in the absence of the Chief Financial Officer) and independent auditor, in person or by telephone conference, the results of the auditor's review of the data prior to the filing of Form 10-Q, and preferably prior to the public announcement of financial results.

i. Performing such other duties as assigned by law, the company's charter and bylaws, or the Board of Directors.

Relationship to Internal Audit Department

         The functions of the Internal Auditor and the Internal Audit Department are under the direction of the Audit Committee. The Internal Auditor is hired by and reports directly to the Audit Committee.

                                 REVOCABLE PROXY

                             PROVIDENT BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                February 21, 2001

         The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 21, 2001, at 10:00 a.m. local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:





                                                  FOR                VOTE
                                              (except as           WITHHELD
                                             marked to the
                                             contrary below)



1. The election as Directors of William F.        --                  --
   Helmer, William R. Sichol,  Jr. and F.        |  |                |  |
   Gary Zeh each to serve for a three-year        --                  --
   term.

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

------------------------------

------------------------------

------------------------------







                                                      FOR    AGAINST   ABSTAIN

2. The ratification of KPMG LLP as the Company's      --       --        --
   independent auditors for the fiscal year ended    |  |     |  |      |  |
   September 30, 2001.                                --       --        --




    The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated January 11, 2001, and audited financial statements.


Dated: _________________________              ---  Check Box if You Plan
                                              ---  to Attend Annual Meeting


-------------------------------               ----------------------------------
PRINT NAME OF STOCKHOLDER                     PRINT NAME OF STOCKHOLDER


-------------------------------               ----------------------------------
SIGNATURE OF STOCKHOLDER                      SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



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           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

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